UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2006

SUPPORTSOFT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30901	94-3282005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

575 Broadway, Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

(650) 556-9440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Employment Agreement with Executive Officer

On April 24, 2006, SupportSoft, Inc. (the “Company”) entered into an employment agreement with Michael Sayer. Under the employment agreement, Mr. Sayer will be employed as the Senior Vice President of Sales for the Company, commencing May 22, 2006. Mr. Sayer will be entitled to an annual base salary of $250,000. In addition, Mr. Sayer is entitled to an annual cash bonus. For 2006, the target cash bonus is $250,000, prorated based on his commencement date of May 22, 2006. The actual amount of any such cash bonus is based on actual performance as measured against criteria to be determined by the Company’s Chief Executive Officer and may exceed the target cash bonus in the event performance exceeds such criteria. The Agreement also provides that the Company will grant Mr. Sayer an option to purchase 450,000 shares of common stock, 25% of which vests after one full year of service and the remaining of which vests monthly over the following 36 months. In the event of involuntary termination within 12 months following a change of control of the Company, Mr. Sayer would become 100% vested in all of the 450,000 options then unvested. This summary description is qualified in its entirety by reference to the Agreement, which is attached to this Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Cash Payments for Named Executive Officers and other Executive Officers

On April 26, 2006, the Compensation Committee of the Board of Directors of the Company approved a one-time $20,000 cash bonus for Ken Owyang, the Company’s Chief Financial Officer in recognition of the outstanding results the Company achieved during its 2005 Sarbanes-Oxley review.

On April 26, 2006, the Compensation Committee of the Board of Directors of the Company approved a final cash payment of $30,512 to John Van Siclen, the Company’s former Senior Vice President of Worldwide Sales and Operations, pursuant to the cash bonus plan adopted January 31, 2006.

On April 26, 2006, the Compensation Committee approved a one-time cash payment of $27,083 for Radha Basu, Chairman of the Board and former President and Chief Executive Officer, to compensate her for her special efforts in the transition of her roles and responsibilities to the new President and Chief Executive Officer.

Section 2 - Financial Information

Item 2.02. Results of Operations and Financial Condition

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

On April 27, 2006, SupportSoft, Inc. (the “Company”) issued a press release announcing its results for the quarter ended March 31, 2006, and intends to present additional information during a related conference call to be held on April 27, 2006. The press release and the conference call contain forward-looking statements regarding the Company and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

The information contained in the accompanying exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such filing.

(d) Exhibits.

Exhibit	Description
10.1	Employment Agreement between SupportSoft and Michael Sayer dated April 24, 2006.
99.1	Press Release issued by SupportSoft, Inc. dated April 27, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2006

SUPPORTSOFT, INC.

By:	/s/ Ken Owyang
Ken Owyang
Chief Financial Officer and Senior Vice President of Finance and Administration (Principal Financial Officer and Chief Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement between SupportSoft and Michael Sayer dated April 24, 2006.
99.1	Press Release issued by SupportSoft, Inc. dated April 27, 2006.